EXHIBIT 32.01

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Walter Thomas Price III, a Managing Member of Beeland Management Company, L.L.C., the General Partner of Rogers International Raw Materials Fund, L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ended March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 11, 2011

By: /s/ Walter Thomas Price III

Walter Thomas Price III

Managing Member (Principal Executive Officer)

Beeland Management Company, L.L.C.

General Partner of Rogers International Raw Materials Fund, L.P.